                                 SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                                GEOALERT, INC.
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               (Name of Registrant As Specified in Its Charter)

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                                GEOALERT, INC.
                         343 W. BAGLEY ROAD, SUITE 205
                               BEREA, OHIO 44017

                             INFORMATION STATEMENT

                 Pursuant to Regulation 14C Promulgated Under
                The Securities Exchange Act of 1934, as amended

          This information statement, which is being mailed on or about November 8, 2001 to holders of record on November 7, 2001 of shares of common stock of GeoAlert, Inc., a Nevada corporation, is being furnished in connection with the adoption of a certificate of amendment to GeoAlert's articles of incorporation through a written consent of the holders of a majority of GeoAlert's outstanding shares of common stock.

          On October 3, 2001, the board of directors approved and recommended that GeoAlert's articles of incorporation be amended to effect a 3 for 1 forward stock split of GeoAlert's common stock. The amendment will be approved, not less than twenty days following the mailing of this information statement to shareholders of record at the close of business on November 7, 2001, by a written consent to corporate action executed by the holders of more than a majority of the issued and outstanding shares of common stock. The written consent will be executed by Christine N. Bachmann, a director and executive officer of GeoAlert. Approval by the board of directors and by the holders of a majority of the issued and outstanding shares of common stock is adequate under Nevada law to effect the amendment. The amendment will become effective upon the filing of the written consent with GeoAlert and the filing of the certificate of amendment with the Secretary of State of the State of Nevada. GeoAlert anticipates that the filing of the written consent will occur on or about November 28, 2001.

          This information statement is being provided for your informational purposes only.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      OUTSTANDING STOCK AND VOTING RIGHTS

          As of the record date, there were                      shares of
common stock issued and outstanding. Each share of common stock entitles its holder to one vote.

                             SECURITY OWNERSHIP OF
                       PRINCIPAL HOLDERS AND MANAGEMENT

     The following table presents information with respect to the common stock, owned on October 8, 2001, by each person known by GeoAlert to own beneficially more than 5% of GeoAlert's outstanding common stock, each director of GeoAlert, each of the executive officers of GeoAlert, and all directors and executive officers as a group, and the percentage of the outstanding shares represented by that group. The addresses of Christine N. Bachmann and Michael G. Bachmann are c/o GeoAlert, Inc., 343 W. Bagley Road, Suite 205, Berea, Ohio 44017. The address of James W. Garrett is 8825 Sanctuary Drive, Kirtland Hills, Ohio 44060.

                                                                      Shares of
                                                                    Common Stock
                                                                    Beneficially           Percent
                 Name of Beneficial Owner                              Owned                Owned
--------------------------------------------------------------   ------------------     -------------
Christine N. Bachmann(1)......................................        8,165,000              52.0%

Michael G. Bachmann(2)........................................        8,165,000              52.0

James W. Garrett..............................................        1,905,000              12.1

All directors and executive officers as a group
  (2 persons).................................................        8,165,000              52.0

____________________________

(1) Ms. Bachmann is GeoAlert's Vice President of Operations, Treasurer and Secretary and is a director of the company.

(2) Mr. Bachmann is GeoAlert's President and is a director of the company. The ownership of the shares held by his spouse, Christine N. Bachmann, is attributed to Mr. Bachmann pursuant to Securities and Exchange Commission rules. As a result, although Mr. and Mrs. Bachmann are shown in the table above each to own 52.0% of the outstanding shares of common stock of GeoAlert, in the aggregate they own together 52.0%.

                    AMENDMENT TO ARTICLES OF INCORPORATION
                    TO EFFECT A 3 FOR 1 FORWARD STOCK SPLIT

Reason for the Stock Split

          GeoAlert believes that its relatively small number of stockholders and the intermittent trading in the company's stock have resulted in a share price that may discourage trading and investment in the company. It further believes that a forward stock split will help alleviate this problem and will put the company in a better position to raise capital. Accordingly, the board of directors has adopted a resolution approving a proposal to amend the company's articles of incorporation to effect a forward stock split.

Manner of Effecting Stock Split

          In the stock split, each share of common stock will automatically be converted into three shares, without any action on the part of the stockholders. Through written consent, holders of a majority of GeoAlert's outstanding shares of common stock will approve the amendment. These holders include Christine N. Bachmann, a director and executive officer of the company. The complete text of the amendment is Appendix A to this information statement.

          Consummation of the stock split will not change the number of shares of common stock authorized by GeoAlert's articles of incorporation or the par value of each share of common stock. The aggregate par value of the issued common stock, however, will be increased. The stock split will become effective as of 5:00 p.m., Cleveland time, on the date that the certificate of amendment to GeoAlert's articles of incorporation is filed with the Secretary of State of the State of Nevada. Stockholders have no right under Nevada law or under GeoAlert's articles of incorporation or by-laws to dissent to the stock split.

Exchange of Stock Certificates

          As soon as practical after the effective date, The Nevada Agency and Trust Company will mail a letter of transmittal to each holder of record of stock certificates which represent issued common stock outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of these certificates to The Nevada Agency and Trust Company in exchange for certificates representing the number of whole shares of common stock into which the shares of common stock have been converted by the stock split. No new certificates will be issued to a stockholder until he or she has surrendered his or her outstanding certificates, together with the letter of transmittal to The Nevada Agency and Trust Company. Stockholders will not be required to pay a transfer fee or any other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to The Nevada Agency and Trust Company until requested to do so.

Potential Effects of Stock Split

          GeoAlert anticipates that the increase in the number of outstanding shares of its common stock resulting from the stock split will place the market price of its common stock in a range that may better facilitate trading. A lower market price should make GeoAlert stock a more attractive investment, thus helping the company in its capital raising endeavors.

          Stockholders should note that the effect of the stock split upon the price of GeoAlert's common stock cannot be accurately predicted. In particular, there can be no assurance that the price for shares of common stock immediately after the stock split will be one-third the price of shares of common stock immediately prior to the stock split. Furthermore, there can be no assurance that the stock split will not adversely impact the price of the common stock or, alternatively, that any decrease in price of the common stock immediately after the stock split will be sustained for a prolonged period of time.

          As a result of the stock split, the number of whole shares of common stock held by stockholders of record as of the close of business on the effective date will automatically, without any action required by the stockholders, be equal to the number of shares of common stock held immediately prior to the close of business on the effective date multiplied by three. The stock split will not affect any stockholder's percentage ownership interest in GeoAlert or proportional voting power.

Effect of Stock Split on Outstanding Stock Options

          GeoAlert is currently subject to certain obligations to issue shares of common stock through the exercise of outstanding stock options. Under the terms of the agreements relating to these securities, the number of shares of common stock issuable pursuant to these securities and the per share exercise price, will automatically be adjusted for the stock split. Thus, for every share of common stock before the stock split, the holders of these securities will, upon exercise of the security, receive three shares of common stock after the stock split for the same aggregate amount of consideration paid.

Federal Income Tax Consequences

          The following discussion of the material federal income tax consequences of the forward stock split is based on the Internal Revenue Code, the applicable Treasury regulations, judicial authority and current administrative rulings and practices, all as in effect on the date of this information statement. GeoAlert has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the forward stock split. This discussion is for your general information purposes only and you are urged to consult your tax advisor to determine the particular consequences to you.

          GeoAlert should not recognize any material gain or loss from the stock split, and no material gain or loss should be recognized by a stockholder. The aggregate tax basis of the shares of common stock held by a stockholder following the stock split will equal the stockholder's aggregate basis in the common stock immediately prior to the stock split and generally will be allocated among the shares of common stock held following the stock split on a pro rata basis.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Christine N. Bachmann, Secretary

                                   APPENDIX A

The proposed amendment to GeoAlert's articles of incorporation, which will replace article four of the articles of incorporation in its entirety, is as follows:

     "The total authorized capital stock of the corporation shall be Two Hundred Million (200,000,000) shares of which number all such shares shall be shares of common stock, par value $0.001 per share (the "common stock"). The total authorized capital stock of the corporation shall not be changed by the transaction described below.

     At the time this Certificate of Amendment becomes effective, and without any further action on the part of the corporation or its stockholders, each one (1) share of common stock then issued and outstanding, shall be changed and reclassified into three (3) fully paid and nonassessable shares of common stock. The capital account of the corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing shares of common stock theretofore issued and outstanding, shall represent three (3) times the number of shares of common stock, issued and outstanding after such change and reclassification; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of common stock of the kind authorized by this amendment, equal to three (3) times the number of shares represented by said certificate for theretofore issued and outstanding shares, so that upon this amendment becoming effective, each holder of record of one (1) share of the common stock shall have, or be entitled to, a certificate representing three (3) shares of common stock of the kind authorized by this amendment.

     The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors."

                 [LETTERHEAD OF CALFEE, HALTER & GRISWOLD LLP]

                                October 9, 2001



VIA EDGAR
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Preliminary Information Statement on Schedule 14C of GeoAlert, Inc.
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     On behalf of GeoAlert, Inc., a Nevada corporation, enclosed herewith for filing, pursuant to the electronic data gathering, analysis and retrieval system of the Securities and Exchange Commission, is GeoAlert's preliminary information statement on Schedule 14C. This preliminary information statement concerns a three-for-one forward stock split for GeoAlert's common stock.

     Please direct any questions regarding this filing to the undersigned at
(216) 622-8643.

                                    Very truly yours,

                                    /s/ James E. Barnett

                                    James E. Barnett
Enclosure